Exhibit 99.2

PURE Bioscience Appoints Dave Pfanzelter Chairman of the Board
PURE Strengthens Corporate Governance while Cutting Costs

SAN DIEGO (May 17, 2013) – PURE Bioscience (OTCQB: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, appointed food industry leader Dave Pfanzelter as chairman of the board. Pfanzelter has been a member of the board since February 2013 and had previously served on the PURE Bioscience Advisory Panel. The position of chairman had been held by PURE’s president and CEO, Michael L. Krall, since 1993.

Pfanzelter previously served as senior vice president of Kellogg Company, president of Kellogg’s Specialty Channels, and president of Kellogg Canada while also serving as part of the Kellogg Executive Committee and Global Leadership Team. He has also served on the board of the International Food Service Manufacturer’s Association as chairman and a member of its executive committee. Pfanzelter currently serves on the board of directors of Doctor’s Associates, the parent company of Subway Restaurants, as well as on Wrigley Foods’ Advisory Board of Directors.

Pfanzelter stated: “I am honored to be named chairman of PURE’s board. The company has endured a rough road during the extensive processes of R&D, regulatory approvals and product development and is engaged in notably long sales cycles. Despite these challenges, the board remains confident in PURE’s ability to overcome the high hurdle of market acceptance. I look forward to working closely with Michael and the PURE management team.”

Krall added: “Dave is a great fit for the future of SDC and PURE Bioscience, and I welcome the opportunity to expand our leadership resources while strengthening our corporate governance. Dave’s extensive experience is invaluable to PURE as we move through the final steps of evaluation by several key potential customers, including those in the food industry and within the military.”

“We acknowledge the need to right-size our organization while still moving aggressively toward closing sales in our target markets yet staying nimble enough to successfully operate the business,” continued Krall. “To that end, we have reduced costs and personnel in all departments other than sales and marketing as we continue the push toward meaningful revenues. We’ve also established high-capacity outsourcing options for manufacturing to remain positioned to timely fill orders as necessary.”

PURE has cut total wage expenditures by more than 30% through the elimination of manufacturing, research and development, administrative and executive positions. The company has also reduced G&A expenses related to professional services, including legal and consulting fees, public relations and investor relations. Furthermore, PURE’s corporate officers and directors have elected to defer the majority of cash compensation, effective immediately.

About PURE Bioscience, Inc.
PURE Bioscience, Inc. develops and markets technology-based bioscience products that provide solutions to numerous global health challenges, including Staph (MRSA) and Carbapenem-resistant Enterobacteriaceae (CRE)/NDM-1+. PURE’s proprietary high efficacy/low toxicity bioscience technologies, including its silver dihydrogen citrate-based antimicrobials, represent innovative advances in diverse markets and lead today’s global trend toward industry and consumer use of “green” products while providing competitive advantages in efficacy and safety. Patented SDC is an electrolytically generated source of stabilized ionic silver, which formulates well with other compounds. As a platform technology, SDC is distinguished from competitors in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements
This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "expect," “intend,” "project” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s cash position and liquidity requirements, the Company’s failure to implement or otherwise achieve the benefits of its proposed initiatives and business plans, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
PURE@liolios.com